UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2007
Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 4000
Chicago, Illinois  60606
 (Address of principal executive offices, zip code)

(312) 344-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On May 1, 2007, First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters and as representatives of several other underwriters listed therein (collectively, the “Underwriters”) pursuant to which the Operating Partnership agreed to issue, and the Underwriters agreed to purchase, $150,000,000 of the Operating Partnership’s 5.95% Senior Notes due 2017 (the ”Notes”).  The offering of the Notes was consummated on May 7, 2007.

The Notes are governed under Supplemental Indenture No. 11 dated as of May 7, 2007 (the “Supplemental Indenture”) to the Operating Partnership’s Indenture dated as of May 13, 1997, in each case, between the Operating Partnership and U.S. Bank National Association, as trustee. The Notes bear interest at 5.95% per annum and, unless redeemed earlier, will mature on May 15, 2017.  Interest on the Notes is payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2007.  The Operating Partnership may redeem the Notes at any time, in whole or in part, at the redemption price described in the prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission on May 2, 2007.

Proceeds from the sale of the Notes are expected to be used for the repayment of borrowings under the Operating Partnership’s $500 million revolving credit facility, the acquisition and development of additional properties and/or for general corporate purposes.  The Operating Partnership expects to incur additional borrowings under its revolving credit facility, including to repay $150.0 million of its 7.60% Senior Notes due 2007 maturing on May 15, 2007.

The underwriters or their affiliates have performed certain investment banking and advisory services for the Company and the Operating Partnership from time to time for which they have received customary fees and expenses.  Affiliates of five of the underwriters in this offering, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, BNY Capital Markets, Inc., Commerzbank Capital Markets Corp., Morgan Keegan & Company, Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC, are lenders under the Operating Partnership’s $500 million credit facility.  Proceeds of the Notes offering may be used to repay borrowings under the Operating Partnership’s $500 million credit facility, in which case affiliates of certain underwriters as described above would receive proceeds of this offering.  The underwriters or their affiliates may, from time to time, engage in transactions with and perform services for the Company and the Operating Partnership in the ordinary course of their businesses for which they would expect to receive customary fees and expenses.

Each of the descriptions of the Underwriting Agreement and the Supplemental Indenture above is qualified in its entirety by reference to Exhibits 10.1 and 4.1, respectively, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Supplemental Indenture No. 11 dated as of May 7, 2007 between the Operating Partnership and U.S. Bank National Association, as trustee

10.1.
Underwriting Agreement dated May 1, 2007 among the Operating Partnership, the Company. J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters and as representatives of several other underwriters listed therein (incorporated by reference to Exhibit 1.1 of Quarterly Report on Form 10-Q of the Company dated May 4, 2007, File No. 1-13102)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By: /s/ Scott A. Musil
Name: Scott A. Musil Title: Chief Accounting Officer

Date:                      May 7, 2007